UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 3, 2025

AXIS CAPITAL HOLDINGS LIMITED
(Exact Name Of Registrant As Specified In Charter)

Bermuda	001-31721	98-0395986
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
92 Pitts Bay Road
Pembroke, Bermuda HM 08
(Address of principal executive offices, including zip code)
(441) 496-2600
(Registrant’s telephone number, including area code)
Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, par value $0.0125 per share	AXS	New York Stock Exchange
Depositary shares, each representing a 1/100th interest in a 5.50% Series E preferred share	AXS PRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 3, 2025, AXIS Specialty U.S. Services, Inc., a subsidiary of AXIS Capital Holdings Limited (the “Company”) entered into a letter agreement (the “Offer Letter”) with A. Tom Bolovinos to join the Company as Chief Accounting Officer, and, in connection with this role, Mr. Bolovinos will assume the position of Principal Accounting Officer, a designation currently held by Peter Vogt, effective as of December 2, 2025.

Mr. Bolovinos, age 44, joins the Company from Kemper Corporation, where he served as Senior Vice President – Corporate Controller since March 2023. From 2017 to 2023, he served as Vice President – Assistant Controller of Assurant, Inc. Prior to this, he held managerial positions at General Reinsurance Corporation and The Navigators Group, Inc. Mr. Bolovinos is a qualified accountant and received his Master of Science in Accounting degree and Bachelor of Science in Business Administration from the University of Connecticut.

Pursuant to the Offer Letter, Mr. Bolovinos will receive an annual base salary of $380,000 and will be eligible to participate in the Company’s non-equity incentive plan, with a target incentive opportunity equal to 65% of his base salary. Mr. Bolovinos will also receive a cash award of $360,000, payable within his first month of employment, which is subject to forfeiture if he voluntarily terminates his employment with the Company for any reason or he is involuntarily terminated for cause within his first year. In addition, Mr. Bolovinos will be granted a sign-on equity award of restricted stock units with a grant date fair value of $230,000, which will vest pro rata over a three-year period. He will also be eligible to participate in the Company’s 2017 Long Term Equity Compensation Plan, with an annual target equity award valued at $290,000. Mr. Bolovinos will be eligible to participate in the employee benefit plans customarily made available to the Company’s officers.

There are no arrangements or understandings between Mr. Bolovinos and any other persons pursuant to which he will be appointed the Company’s Chief Accounting Officer. There are no family relationships between Mr. Bolovinos and any director or executive officer of the Company, and he is not a party to any transaction that is required to be reported pursuant to Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description of Document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 7, 2025

AXIS CAPITAL HOLDINGS LIMITED

By:	/s/ G. Christina Gray-Trefry
G. Christina Gray-Trefry
General Counsel and Secretary